Exhibit 10.4

NOBLE ENERGY, INC.

1992 STOCK OPTION AND RESTRICTED STOCK PLAN

2016 CASH AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of the      day of             , 2016, by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                          (“Employee”).

WHEREAS, the Compensation, Benefits and Stock Option Committee of the Company’s Board of Directors (the “Committee”), acting under the Company’s 1992 Stock Option and Restricted Stock Plan as amended and restated effective October 20, 2015 (the “Plan”), has the authority to award Cash Awards to certain employees of the Company or an Affiliate; and

WHEREAS, pursuant to the Plan the Committee has determined to make such an award to Employee on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Employee desires to accept such award;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Phantom Units. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards to Employee, and Employee hereby accepts, a Cash Award (the “Award”) to be determined by the value of the phantom units awarded hereunder (the “Phantom Units”) and the Dividend Equivalents described in Section 2 below. Employee is hereby awarded              Phantom Units, with each Phantom Unit representing a hypothetical interest in the Company that is equivalent in value to the “Phantom Unit Value,” which is the lesser of (i) the Fair Market Value of a share of common stock of the Company (and/or any successor securities or other property attributable to the common stock of the Company that may result from a Change in Control) as of the Vesting Date (as defined below), or (ii) four times the Fair Market Value of a share of common stock of the Company as of the Effective Date (as defined below). The Award is made effective as of                     , 2016 (the “Effective Date”).

2. Dividend Equivalents. Subject to the vesting and forfeiture provisions of Section 3 below, Employee shall be entitled to dividend equivalents with respect to the Phantom Units (“Dividend Equivalents”) as set forth below. If prior to the vesting or forfeiture of the Phantom Units, the Company makes a cash dividend or distribution payment to its shareholders with respect to the common stock of the Company, Employee shall be entitled to Dividend Equivalents equal in amount to the product of (i) the amount of the cash dividend or distribution made with respect to a share of common stock of the Company, multiplied by (ii) the number of Phantom Units awarded hereunder. Dividend Equivalents shall be accrued and paid in accordance with Section 4 below. For the avoidance of doubt, no Dividend Equivalents shall result from declared but unpaid dividends and distributions.

3. Vesting and Forfeiture.

(a) Until the second anniversary of the Effective Date (the “Performance Date”), the Phantom Units and Dividend Equivalents shall be subject to being forfeited by Employee as provided in this Agreement.

(b) If Employee remains employed by the Company or an Affiliate until the Performance Date and Employee has received an aggregate “satisfactory” performance rating, as determined by the Company in its sole discretion, for the two-year period ending on the Performance Date, then on the Performance Date the Phantom Units and Dividend Equivalents shall become fully vested. If Employee fails to receive an aggregate “satisfactory” performance rating for such two-year period, then the Phantom Units and Dividend Equivalents shall be immediately forfeited by Employee.

(c) If Employee’s employment with the Company or an Affiliate terminates prior to the Performance Date by reason of Employee’s death or Disability, then on the date of such termination of employment the Phantom Units and Dividend Equivalents shall become fully vested. Subject to Section 3(d) below, if Employee’s employment with the Company or an Affiliate terminates prior to the Performance Date for any reason other than Employee’s death or Disability, then on the date of such termination of employment all of the Phantom Units and Dividend Equivalents shall be forfeited by Employee.

(d) In accordance with the provisions of Section 17 of the Plan, if a Change in Control occurs prior to the Performance Date and while Employee is employed by the Company or an Affiliate and is followed by the termination of Employee’s employment (i) by the Company or its Affiliate, as applicable, for reasons other than a Termination for Cause, or (ii) by Employee on account of Good Reason, within the 24-month period following the date of such Change in Control, then on the date of such termination of employment the Phantom Units and Dividend Equivalents shall become fully vested.

(e) For the purposes of this Agreement, transfers of employment without interruption of service between or among the Company and its Affiliates shall not be considered a termination of employment.

(f) For the purposes of this Agreement, “Vesting Date” means the earliest date upon which the Phantom Units and Dividend Equivalents vest pursuant to Sections 3(b), (c) and (d) above.

4. Payment of Phantom Units and Dividend Equivalents. As soon as practicable (but in no event later than 30 days) following the Vesting Date of the Phantom Units, the Company shall make a lump sum cash payment to Employee (or in the event of Employee’s death, to Employee’s estate) in an amount equal to the sum of (i) the product of the Phantom Unit Value, multiplied by the number of Phantom Units awarded hereunder, and (ii) any accrued Dividend Equivalents. Notwithstanding the preceding sentence, in the event that the Board determines that making all or a portion of the payment under this Section 4 would jeopardize the ability of the Company to continue as a going concern, the Board may delay such payment or portion thereof until the making of the payment or portion thereof would no longer have such effect.

5. Maximum Cash Award. Any provision of this Agreement to the contrary notwithstanding, the maximum amount that may be paid under all Cash Awards awarded to the Employee under the Plan, including this Award, during any one calendar year shall not exceed $4,000,000.

6. No Rights as Shareholder. A grant of Phantom Units is not an equity interest in the Company and shall not entitle Employee to voting rights, the right to receive dividends or distributions, or any other rights of a shareholder.

7. Withholding Taxes. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments made hereunder to Employee any federal, state or local taxes of any kind required by law to be withheld with respect to such payments.

8. Effect on Employment. Nothing contained in this Agreement shall confer upon Employee the right to continue in the employment of the Company or an Affiliate, or affect any right which the Company or an Affiliate may have to terminate the employment of Employee.

9. Assignment. The Company may assign all or any portion of its rights and obligations under this Agreement. The Award and the rights and obligations of Employee under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee other than by will or the laws of descent and distribution.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Employee, and Employee’s heirs, devisees, executors, administrators and personal representatives.

11. Notices. All notices required or permitted to be given or made under this Agreement shall be in writing and shall be made in accordance with the provisions of the Plan. Notices under this Agreement shall be delivered or sent (i) to Employee at Employee’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: Lee Robison”.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

13. Subject to Plan. The Award and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

14. Compensation Recoupment Policy. Employee hereby acknowledges and agrees that Employee and the Award are subject to the Company’s compensation recoupment policy as contained in the Company’s Code of Conduct, as amended from time to time (the “Policy”), and the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.

15. Funding. The Award is unfunded. Employee’s right to receive payment hereunder shall be no greater than the right of an unsecured creditor of the Company and Employee shall not have any rights in or against specific assets of the Company.

16. Adjustments Upon Changes in Common Stock. In the event that before the Vesting Date, the Company shall have effected a common stock split or dividend payable in common stock or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the Phantom Units subject to the Cash Award shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding. In the event of a reclassification of stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number of Phantom Units subject to the Cash Award.

17. Code Section 409A. This Agreement is intended to be exempt from Section 409A of the Code and any ambiguities herein shall be interpreted, to the extent possible, in a manner consistent therewith.

18. Descriptive Headings and References. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

19. Electronic Documentation. Any provision of this Agreement to the contrary notwithstanding, provisions in this Agreement setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgement, or other documentation, in a manner that the Committee has prescribed or that is otherwise acceptable to the Committee, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Committee and that such delivery is not prohibited by applicable laws and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.

NOBLE ENERGY, INC.

David L. Stover
President and CEO

EMPLOYEE

Employee Signature

Employee Printed Name

*****

By clicking the Accept button, I am confirming that I have read and understand, and that I agree to be bound by the terms of this Cash Award Agreement and the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan as if I had manually signed this Cash Award Agreement. I am also consenting to receive all related information in electronic form.

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